EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559-8154
Investor Relations Contact: Chris Hepler (412) 225-3717

MSA Safety Announces First Quarter Results
Continued strong demand drives double-digit sales growth

PITTSBURGH, May 1, 2023 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported financial results for the first quarter of 2023.

Quarterly Highlights
(All comparisons against the first quarter of 2022 unless otherwise noted.)
•Delivered net sales of $398 million, an increase of 20% on a reported basis and 22% on a constant currency basis.

•Generated GAAP operating loss of $(60) million, or (15.1)% of sales, and adjusted operating income of $77 million, or 19.4% of sales. The GAAP operating loss includes a pre-tax charge of $129 million related to the company's previously announced legacy liability divestiture.

•Recorded GAAP net loss of $(150) million, or $(3.83) per diluted share, and adjusted earnings of $54 million, or $1.36 per diluted share. The GAAP net loss includes a one-time, after-tax loss of $200 million related to the legacy liability divestiture.

•Invested $8 million in capital expenditures, repaid $18 million of debt and deployed $18 million for dividends to shareholders.

•Completed the divestiture of subsidiary holding legacy product liability claims.

“We had an outstanding start to the year, with our team delivering another quarter of double-digit revenue growth and strong incremental margins,” said Nish Vartanian, MSA Safety Chairman, President and Chief Executive Officer. “Our first quarter results reflect the breadth and depth of our leading portfolio of safety solutions as well as the diversification and resiliency of our end markets. Underlying the 20% quarterly sales increase was double-digit order growth and a book-to-bill ratio over 1.1. The continued strength in customer demand is encouraging, with broad-based expansion across our product categories and key regions.”
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Mr. Vartanian added, “Investments we made in the business over the past several years are bearing fruit, with strengthened market positions and improved operating capabilities. As we move forward through the balance of 2023, I am confident in our ability to continue delivering sustainable value to our shareholders.”

Financial Highlights and Balance Sheet

Financial Highlights	Three Months Ended March 31,
($ millions, except per share data)	2023	2022	% Change(a)
Net Sales	$398	$331	20%
Operating (Loss) Income	(60)	43	(241)%
Adjusted Operating Income	77	54	44%
Net (Loss) Income	(150)	36	(523)%
Diluted EPS	(3.83)	0.90	(526)%
Adjusted Earnings	54	44	23%
Adjusted Diluted EPS	1.36	1.10	24%
(a) Percentage change may not calculate exactly due to rounding.

On January 5, 2023, MSA announced the divestiture of its subsidiary holding legacy liabilities. MSA divested 100% of the subsidiary's equity interests to a joint venture between R&Q Insurance Holdings Ltd. and Obra Capital, Inc. In connection with the closing, MSA contributed $341 million in cash and cash equivalents, while R&Q and Obra contributed an additional $35 million. As a result of the transaction, MSA has removed legacy cumulative trauma product liability reserves, related insurance assets, and associated deferred tax assets of the divested subsidiary from its balance sheet. MSA recorded a one-time after-tax loss of $200 million in the first quarter of 2023 related to the divestiture, which is excluded from adjusted earnings per share.
Lee McChesney, MSA Safety Senior Vice President and Chief Financial Officer, commented, “In the first quarter, we delivered profitable growth through margin and cost discipline, as well as investments to develop innovative products and solutions for our customers. MSA Safety remains in a strong financial position following our recent divestiture, with net leverage of 2.0x and solid cash flow conversion. With the strong start to 2023, we are increasing our sales growth outlook to high single to low double digits for the full year and remain focused on delivering healthy margins and robust cash flow conversion.”

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Conference Call
MSA Safety will host a conference call on Tuesday, May 2, 2023 at 10:00 a.m. Eastern Time to discuss its first quarter 2023 results and outlook. The call and an accompanying slide presentation will be webcast at http://investors.msasafety.com/ under the "News and Events" tab, subheading "Events & Presentations." Investors and interested parties can also dial into the call at 1-844-854-4415 (Toll Free) or 1-412-902-6599 (International). When prompted, please instruct the operator to be joined into the MSA Safety Incorporated conference call. A replay of the conference call will be available at http://investors.msasafety.com/ shortly after the conclusion of the presentation and will be available for the next 90 days.

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MSA Safety Incorporated
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Net sales	$398,262	$330,692
Cost of products sold	216,864	187,908
Gross profit	181,398	142,784

Selling, general and administrative	91,091	78,551
Research and development	15,232	13,333
Restructuring charges	1,747	2,189
Currency exchange losses, net	4,175	3,271
Loss on divestiture of MSA LLC	129,211	—
Product liability expense	3	2,772
Operating (loss) income	(60,061)	42,668

Interest expense	11,476	3,618
Other income, net	(3,800)	(6,344)
Total other expense (income), net	7,676	(2,726)

(Loss) income before income taxes	(67,737)	45,394
Provision for income taxes	82,436	9,852
Net (loss) income	$(150,173)	$35,542

(Loss) earnings per share attributable to common shareholders:
Basic	$(3.83)	$0.90
Diluted	$(3.83)	$0.90

Basic shares outstanding	39,224	39,291
Diluted shares outstanding	39,224	39,523

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MSA Safety Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2023	December 31, 2022

Assets
Cash and cash equivalents	$138,906	$162,902
Trade receivables, net	279,707	297,028
Inventories	349,436	338,316
Notes receivable, insurance companies	—	5,931
Other current assets	63,248	75,949
Total current assets	831,297	880,126

Property, plant and equipment, net	207,115	207,552
Prepaid pension cost	144,876	141,643
Goodwill	623,443	620,622
Intangible assets, net	278,359	281,853
Notes receivable, insurance companies, noncurrent	—	38,695
Insurance receivable, noncurrent	—	110,300
Other noncurrent assets	94,580	96,185
Total assets	$2,179,670	$2,376,976

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$32,534	$7,387
Accounts payable	106,225	112,532
Other current liabilities	153,772	225,946
Total current liabilities	292,531	345,865

Long-term debt, net	837,114	565,445
Pensions and other employee benefits	139,065	137,810
Deferred tax liabilities	102,532	31,881
Product liability and other noncurrent liabilities	38,682	372,234
Total shareholders' equity	769,746	923,741
Total liabilities and shareholders' equity	$2,179,670	$2,376,976

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MSA Safety Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022

Net (loss) income	$(150,173)	$35,542
Depreciation and amortization	14,572	14,165
Tax-effected loss on divestiture of MSA LLC	199,578	—
Contribution on divestiture of MSA LLC	(341,186)	—
Change in working capital and other operating	(8,700)	(25,184)
Cash flow (used in) from operating activities	(285,909)	24,523

Capital expenditures	(8,402)	(7,976)
Change in short-term investments	—	9,027
Property disposals and other investing	35	—
Cash flow (used in) from investing activities	(8,367)	1,051

Change in debt	295,412	5,000
Cash dividends paid	(18,045)	(17,292)
Other financing	(4,596)	(3,608)
Cash flow from (used in) financing activities	272,771	(15,900)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,287)	(3,361)

(Decrease) increase in cash, cash equivalents and restricted cash	$(23,792)	$6,313

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2023
Net sales to external customers	$280,267	$117,995	$—	$398,262
Operating loss				(60,061)
Operating margin %				(15.1)%
Restructuring charges				1,747
Currency exchange losses, net				4,175
Loss on divestiture of MSA LLC				129,211
Product liability expense				3
Amortization of acquisition-related intangible assets				2,305
Adjusted operating income (loss)	71,694	15,779	(10,093)	77,380
Adjusted operating margin %	25.6%	13.4%		19.4%
Depreciation and amortization				12,267
Adjusted EBITDA	80,494	19,058	(9,905)	89,647
Adjusted EBITDA margin %	28.7%	16.2%		22.5%

Three Months Ended March 31, 2022
Net sales to external customers	$225,648	$105,044	$—	$330,692
Operating income				42,668
Operating margin %				12.9%
Restructuring charges				2,189
Currency exchange losses, net				3,271
Product liability expense				2,772
Amortization of acquisition-related intangible assets				2,336
Transaction costs (a)				607
Adjusted operating income (loss)	52,435	9,024	(7,616)	53,843
Adjusted operating margin %	23.2%	8.6%		16.3%
Depreciation and amortization				11,829
Adjusted EBITDA	60,796	12,362	(7,486)	65,672
Adjusted EBITDA margin %	26.9%	11.8%		19.9%

(a) Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during acquisitions and divestitures. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Operations.

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The Americas segment is comprised of our operations in Northern North American and Latin American geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, loss on divestiture of MSA LLC, product liability expense, amortization of acquisition-related intangible assets, and transaction costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment net sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment net sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended March 31, 2023
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Fixed Gas and Flame Detection	Portable Gas Detection	Industrial Head Protection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	29%	13%	44%	19%	26%	20%	25%	20%
Plus: Currency translation effects	2%	3%	—%	2%	—%	3%	1%	2%	2%
Constant currency sales change	10%	32%	13%	46%	19%	29%	21%	27%	22%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended March 31, 2023
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Fixed Gas and Flame Detection	Portable Gas Detection	Industrial Head Protection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	5%	47%	12%	48%	19%	26%	22%	47%	24%
Plus: Currency translation effects	—%	—%	(1)%	(1)%	(1)%	(1)%	—%	(1)%	—%
Constant currency sales change	5%	47%	11%	47%	18%	25%	22%	46%	24%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended March 31, 2023
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Fixed Gas and Flame Detection	Portable Gas Detection	Industrial Head Protection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	17%	(11)%	14%	35%	16%	28%	15%	(2)%	12%
Plus: Currency translation effects	5%	7%	4%	7%	7%	9%	5%	5%	6%
Constant currency sales change	22%	(4)%	18%	42%	23%	37%	20%	3%	18%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended March 31, 2023
	Consolidated	Americas	International

Portable Gas Detection	46%	47%	42%
Firefighter Helmets & Protective Apparel	32%	47%	(4)%
Fall Protection	29%	25%	37%
Industrial Head Protection	19%	18%	23%
Fixed Gas and Flame Detection	13%	11%	18%
Breathing Apparatus	10%	5%	22%
Core Sales	21%	22%	20%

Non-Core Sales	27%	46%	3%

Net Sales	22%	24%	18%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022	% Change

Net (loss) income	$(150,173)	$35,542	(523)%

Loss on divestiture of MSA LLC	129,211	—
Deferred tax asset write-off related to divestiture of MSA LLC	70,366	—
Product liability expense	3	2,772
Amortization of acquisition-related intangible assets	2,305	2,336
Transaction costs (a)	—	607
Restructuring charges	1,747	2,189
Asset related losses and other	739	4
Currency exchange losses, net	4,175	3,271
Income tax expense on adjustments	(4,645)	(3,123)
Adjusted earnings	$53,728	$43,598	23%

Adjusted earnings per diluted share	$1.36	$1.10	24%

(a)Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during acquisitions and divestitures. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Operations.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net (loss) income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted Payments on Debt (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Change in debt	$295,412	$5,000
Borrowings related to divestiture of MSA LLC(a)	(312,943)	$—
(Payments on) proceeds from debt	$(17,531)	$5,000
(a) Net of foreign exchange and issuance costs
Management believes that Adjusted Payments on Debt is a useful measure for investors, as management uses this measure to internally assess the Company’s debt activity, less the divestiture of MSA LLC. There can be no assurances that MSA's definition of Adjusted Payments on Debt is consistent with that of other companies.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended March 31,
2023
Operating income	$136,408
Loss on divestiture of MSA LLC	129,211
Depreciation and amortization	47,548
Product liability expense	17,821
Restructuring charges	7,523
Currency exchange losses, net	11,159
Amortization of acquisition-related intangible assets	9,177
Transaction costs (a)	2,626
Adjusted EBITDA	$361,473

Total end-of-period debt	869,648

Debt to adjusted EBITDA	2.4

Total end-of-period debt	$869,648
Total end-of-period cash and cash equivalents	138,906
Net debt	$730,742

Net debt to adjusted EBITDA	2.0

(a) Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during acquisitions and divestitures. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Operations.

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the Company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

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About MSA Safety:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products and software that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, software, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The Company's comprehensive product line is used by workers around the world in a broad range of markets, including fire service, the oil, gas and petrochemical industry, construction, industrial manufacturing applications, heating, ventilation, air conditioning and refrigeration, utilities, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2022 revenues of $1.5 billion, MSA employs approximately 5,000 people worldwide.  The Company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted earnings per diluted share, adjusted payments on debt, debt to adjusted EBITDA, and net debt to adjusted EBITDA. These non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management also uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use, and computational methods with respect thereto, may differ from the non-GAAP financial measures and key performance indicators, and computational methods, that our peers use to assess their performance and trends.
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The presentation of these non-GAAP financial measures does not comply with U.S. GAAP. These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. When non-GAAP financial measures are disclosed, the Securities and Exchange Commission's Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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